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                                                                    Exhibit 10.5

                           Asset Management Agreement


                                     between


                      China Life Insurance (Group) Company


                                       and


                           China Life Asset Management
                                Company Limited

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                                Table of Contents

1.   APPOINTMENT...............................................................3

2.   INVESTMENT MANAGEMENT SERVICES............................................3

3.   METHODS OF INVESTMENT MANAGEMENT SERVICES.................................4

4.   CONFLICTS OF INTEREST.....................................................8

5.   INVESTMENT MANAGEMENT SERVICES FEES AND PERFORMANCE-
     BASED BONUSES AND REBATES.................................................9

6.   THIRD PARTY COSTS AND EXPENSES...........................................18

7.   TAXES....................................................................18

8.   REPRESENTATIONS, WARRANTIES AND COMMITMENTS..............................19

9.   TERM.....................................................................21

10.  INDEMNIFICATION..........................................................21

11.  LIABILITIES FOR BREACH OF THE AGREEMENT..................................21

12.  TERMINATION..............................................................22

13.  FORCE MAJEURE............................................................23

14.  CONFIDENTIALITY..........................................................23

15.  ASSIGNMENT...............................................................24

16.  NON-WAIVER...............................................................24

17.  NOTICES..................................................................24

18.  PERFORMANCE..............................................................25

19.  FURTHER ACTIONS..........................................................25

20.  GOVERNING LAW AND DISPUTE RESOLUTION.....................................26

21.  EFFECTIVENESS, COPIES AND MODIFICATIONS..................................26

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This Asset Management Agreement ("Agreement") is signed by the following parties in Beijing, People's Republic of China ("PRC") on November 27, 2003:

..    China Life Insurance (Group) Company ("Party A")
     Address: 5 Guan Ying Yuan Xi Qu, Xicheng District, Beijing
     Legal Representative: Wang Xian Zhang

..    China Life Asset Management Company Limited ("Party B")
     Address: 9/F Block A, Tongtai Building, No. 33 Financial Street, Xicheng
              District, Beijing
     Legal Representative: Wang Xian Zhang

WHEREAS,

(1) Party A is legally established and duly organized as a wholly state-owned insurance company.

(2) Party B is a legally established and duly organized company, which is qualified to carry out the investment management of insurance funds as approved by the China Insurance Regulatory Commission.

(3) Party A intends to entrust Party B with the investment management of its insurance assets.

(4) Party A and Party B wish to make appropriate arrangements on matters relating to Party A entrusting Party B with the investment management of insurance funds.

THEREFORE, based upon the principle of mutual benefit, both parties agree, through friendly negotiation, on the following terms:

1.   Appointment

     Subject to the terms and conditions provided in this Agreement, Party A hereby appoints Party B, and Party B hereby accepts such appointment and agrees, to perform investment management services with respect to the Entrusted Assets described in Section 2.1.

2.   Investment Management Services

     2.1. The Entrusted Assets are the insurance funds entrusted by Party A to Party B for the purpose of investment management under the Agreement, which include such assets entrusted by Party A to Party B as of the effective date of this agreement (within thirty (30) business days after the date of this Agreement, Party A shall provide Party B in writing a checklist of the Entrusted Assets as of the date of this Agreement), the funds remitted to the Settlement Account (as defined

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            below) by Party A under this Agreement from time to time during the term of this Agreement, and the profits arising from the investment management of such funds, but which exclude the funds remitted by Party B to the designated account of Party A upon Party A's instructions according to this Agreement.

     2.2. The Investment Management Services are the professional services to be provided by Party B, and in the name of Party A, in accordance with the Agreement with respect to the investment of the Entrusted Assets, and the Investment Guidelines (as defined below) provided in writing, revised from time to time, by Party A, and subject to any limitation on the investment scope of insurance funds provided in the PRC Insurance Law, other PRC laws and regulations, and relevant provisions promulgated by insurance regulatory authorities.

3.   Methods of Investment Management Services

     3.1.   Authorization

            3.1.1. The Investment Management Services shall not involve the transfer or delivery of the Entrusted Assets. For the duration of the Agreement, Party A shall retain the ownership of the Entrusted Assets and shall be entitled to investment gains of, and be responsible for the investment losses of, the Entrusted Assets.

            3.1.2. Party A shall, within 30 business days following the execution of this Agreement or at any other time mutually agreed by the parties, carry out such authorization procedures necessary to enable Party B to conduct investment management for the bank accounts and shareholders' accounts relating to Entrusted Assets (the "Special Accounts"). The Special Accounts shall be used only for the investment management of the Entrusted Assets and shall be segregated from all other accounts in the name of Party A covering all assets other than the Entrusted Assets.

            3.1.3. Upon Party A's approval or acknowledgement and after carrying out necessary authorization procedures, Party B may employ auditors, actuaries, attorneys and other professionals in the name of Party A or in its own name for the purpose of carrying the objects of this Agreement.

            3.1.4. Party A shall, within 30 business days following the date of this Agreement or at any other time mutually agreed by the parties, carry out all other necessary authorization procedures to enable Party B to represent Party A and, in the name of Party A,

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                    coordinate, negotiate and sign documents with third parties for the purposes of the Agreement.

            3.1.5. During the term of the Agreement, Party A shall take all actions necessary to assist Party B in performing its obligations under Section 2.2, including but not limited to execution of necessary documents.

     3.2.   Funds Transfer-in

            3.2.1. Party A shall, within 30 business days following the date of this Agreement or at any other time mutually agreed by the parties, designate an account or open an account for the purpose of transferring funds in Party A's name (such designated account or newly opened account, a "Settlement Account") at a bank mutually agreed upon by Party A and Party B and take necessary steps to grant Part B appropriate authorization to give, from time to time, instructions to the bank where the Settlement Account is opened. Party A shall inform Party B of the account information in writing on the date the account is opened.

            3.2.2. During the term of this Agreement, Party A may remit funds to the Settlement Account from time to time. Party A shall confirm with Party B in writing any remittance it makes to the account of Party B on the date of such remittance. Such funds shall become part of the Entrusted Assets on the date of remittance unless Party B raises objections within 3 business days of the receipt of such confirmation.

            3.2.3. The Settlement Account shall only be used for purposes of this Agreement and shall be segregated from all other accounts of Party A.

     3.3.   Funds Transfer-out

            3.3.1. Party A's authorized representatives may give Party B written instructions on fund transfers ("Fund Transfer Instructions") and Party B shall carry out such instructions with no obligation to check if such representatives have appropriate authorization to issue such instructions on behalf of Party A. Such instructions shall state the amount and the date of transfer, but shall not dictate the specific assets to be disposed of. For any transfer of funds in an amount less than 500 million yuan, the Fund Transfer Instructions shall be given one business day before such transfer is made. For any transfer of funds in an amount of more than 500 million yuan but less than 1 billion yuan, the Fund Transfer Instructions shall be given two

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                    business days before such transfer is made. For any transfer of funds in an amount of more than 1 billion yuan, the Fund Transfer Instructions shall be given three business days before such transfer is made. If for any special reason the Fund Transfer Instructions cannot be given in accordance with the above requirements, both parities shall agree upon another time in advance. Party B, after receiving such Fund Transfer Instructions, shall remit funds to the designated account of Party A in accordance with the instructions.
                    Party B shall confirm with Party A in writing such remittance on the date such remittance is made to the designated account of Party A. Such funds shall no longer constitute part of the Entrusted Assets once Party B issues the written confirmation that the funds have been transferred into the Transfer-out Account, unless Party A, within 3 business days after receiving such written confirmation, raises an objection.

     3.4.   Scope of Authority

            3.4.1. Party A shall, before the Agreement is signed, formulate and submit to Party B in writing Investment Guidelines ("Investment Guidelines"), pursuant to Section 8.2.2 of this Agreement.

            3.4.2.  The Investment Guidelines may provide, among other things:

                    3.4.2.1. the principles governing the investment of the
                             Entrusted Assets;

                    3.4.2.2. the liquidity requirements for the Entrusted Assets for a particular period;

                    3.4.2.3. the limitations on investment types and portfolios for a particular period;

                    3.4.2.4. the requirements on asset/liability matching and
                             risk control for a particular period; and

                    3.4.2.5. the asset addition and liquidation plan for a
                             particular period.

            3.4.3. During the term of this Agreement, Party A may revise the Investment Guidelines for the next investment year before such investment year starts, and submit the revised Investment Guidelines to Party B, pursuant to Section 8.2.2 of this Agreement. Where no revision is made to the Investment

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                    Guidelines for the next investment year, the Investment
                    Guidelines of the current year shall remain in effect.

            3.4.4. During the term of this Agreement, Party A may revise the Investment Guidelines from time to time as it deems necessary and shall notify Party B of any revision to the Investment Guidelines in writing.

            3.4.5. Party A may consult with Party B for its professional opinion in formulating and/or revising the Investment Guidelines in accordance with Section 3.4.1 and Section
                    3.4.3 of the Agreement.

            3.4.6. Party B's implementation of the investment management of Entrusted Assets shall comply with laws, regulations, provisions and requirements of the applicable insurance regulatory authorities, as well as the Investment Guidelines formulated and/or revised by Party A in accordance with this Agreement. Party B shall owe a fiduciary obligation to Party
                    A. Party shall conduct the investment management of Entrusted Assets with due care and with the same degree of experience, skills, judgment and care as those used for its own funds. Notwithstanding the above provisions, Party B shall have discretion over the decision-making and operations of the Entrusted Assets.

            3.4.7. During the term of this Agreement, except for giving Fund Transfer Instructions to Party B and formulating and/or revising and delivering the Investment Guidelines to Party B pursuant to the terms of the Agreement, Party A shall not directly engage in the investment management of the Entrusted Assets.

     3.5.   Reports and Monitoring

            3.5.1. Party B shall, within 90 days following the end of each calendar year, make and submit to Party A an annual report with regard to the Investment Management Services ("Annual Report"). The Annual Report shall include information on profits of the various investments of Entrusted Assets and the average investment rate of return for the Entrusted Assets for that year.

            3.5.2. Party B shall, within 15 days following the end of each calendar quarter, make and submit to Party A a written report setting forth the investment management results and asset structure for such quarter.

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            3.5.3.  Party B shall, according to Party A's requirements, provide to Party A such other statements and information as required by Party A about the Investment Management Services.

            3.5.4. Party B shall ensure the truthfulness, completeness, and accuracy of the reports, statements and information provided pursuant to the above Sections 3.5.1 and 3.5.3.

            3.5.5. Party A shall have the right to monitor the investment management of Party B.

     3.6.   Examination of books

            3.6.1. Party A and Party B shall, within 10 business days following each calendar month, cross-check the statements of the Special Accounts and the Settlement Account.

            3.6.2. Party B shall maintain complete files of all records, accounting certificates, books, statements and other materials relating to the Investment Management Services for at least 15 years.

4.   Conflicts of Interest

     4.1. Party A hereby recognizes that, when Party B conducts investment management services in regard to Entrusted Assets and, at the same time, in regard to its own assets or the assets of any third party, conflicts of interest may arise in respect of (but not limited to) the distribution of resources, provision of services and distribution of investment opportunities.

     4.2. When Party B determines in its professional judgment that there is an existing or possible conflict of interest, Party B shall inform Party A of such conflict of interest.

     4.3. Party B shall have full discretion in taking any such action or measure as it deems in its professional judgment to be fair, reasonable and necessary to deal with such conflicts of interest.

     4.4.   Party B shall not take any of the following actions:

            4.4.1. trading the Entrusted Assets with itself, or with the assets entrusted by other parties, without Party A's advance written approval; or

            4.4.2. using Entrusted Assets to pursue its own interests or the interests of any third party at the expense of Party A's interests.

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     4.5.   Party B shall formulate, establish and enhance relevant rules and systems (including but not limited to business operation procedures, staff conduct codes, accounting and financial systems, internal controls and inspection rules), so as to ensure the effective implementation of the provisions of Article 4 of the Agreement. Party B shall establish necessary internal control systems in regard to (but not limited to) personnel, finances and accounts so as to ensure the fairness, equity and independence of the investment management operations associated with the Entrusted Assets and the assets owned by Party B or entrusted by other parties. Party B shall, upon Party A's request, appoint special account managers for the Entrusted Assets.

     4.6. Party B's obligations under Section 4.5 shall not affect its full discretion under the foregoing Section 4.3 and the actions and measures taken in accordance with Section 4.3.

5.   Investment Management Services Fees and Performance-based Bonuses and
     Rebates

     5.1. Party A shall pay to Party B, and Party B is entitled to receive, such investment management service fees and performance bonus fees as provided under this Agreement. Party B shall rebate a portion of its fees according to its performance, and Party A is entitled to receive such rebate, pursuant to the provisions of the Agreement.

     5.2. The Investment Management Service Fees shall be determined according to the following provisions:

            5.2.1.  Each calendar month shall be a Billing Period.

            5.2.2. The Investment Management Service Fees for each Billing Period shall be the aggregate of the monthly investment management service fees for each category of assets under management, plus additional service fees for investment management services for that particular month, pursuant to
                    Section 5.2.6 of the Agreement.

            5.2.3. The monthly investment management service fee for each category of the assets under management shall be the average of the net value of such category at the end of the relevant month and the previous month, multiplied by the applicable annual rate for the relevant month, and then divided by twelve.

                    5.2.3.1. The applicable annual rate for each category of the assets under management for a particular month shall be calculated according to the following:

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                      (1)  The annual rate applicable to each category of assets under management for the relevant month is:

                         (i) when the total amount of Entrusted Assets is equal to or below RMB 10 billion at the end of the relevant month:

                         Bank balances and cash......................         0%
                         Existing term deposits......................   0.00400%
                         Securities purchased under
                         agreement to resell.........................   0.01500%
                         Fixed maturity securities, financial
                         instruments issued by the central bank......   0.11240%
                         Equity investments..........................   0.38500%

                         (ii) when the total amount of Entrusted Assets is more than RMB 10 billion but less than or equal to RMB 30 billion at the end of the relevant month:

                         Bank balances and cash......................         0%
                         Existing term deposits......................   0.00400%
                         Securities purchased under
                         agreement to resell.........................   0.01425%
                         Fixed maturity securities, financial
                         instruments issued by the central bank......   0.10390%
                         Equity investments..........................   0.35575%

                         (iii) when the total amount of Entrusted Assets is more
                               than RMB 30 billion but less than or equal to RMB 50 billion at the end of the relevant month:

                         Bank balances and cash......................         0%
                         Existing term deposits......................   0.00400%
                         Securities purchased under
                         agreement to resell.........................   0.01350%
                         Fixed maturity securities, financial
                         instruments issued by the central bank......   0.09540%
                         Equity investment...........................   0.32650%

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                         (iv)  when the total amount of Entrusted Assets is more
                               than RMB 50 billion but less than or equal to RMB 100 billion at the end of the relevant month:

                         Bank balances and cash......................         0%
                         Existing term deposits......................   0.00400%
                         Securities purchased under
                         agreement to resell.........................   0.01275%
                         Fixed maturity securities, financial
                         instruments issued by the central bank......   0.08690%
                         Equity investments..........................   0.29725%

                         (v) when the total amount of Entrusted Assets is more than RMB 100 billion at the end of the relevant month:

                         Bank balances and cash......................         0%
                         Existing term deposits......................   0.00400%
                         Securities purchased under
                         agreement to resell.........................   0.01200%
                         Fixed maturity securities, financial
                         instruments issued by the central bank......   0.07840%
                         Equity investments..........................   0.26800%

                      (2) The total amount of Entrusted Assets at the end of the relevant month shall be the aggregate of the net value of each category of the assets under management at the end of the relevant month.

                      (3) During the term of this Agreement, within one month following the end of each year, Party A and Party B may, in accordance with the principle of fair market dealings, negotiate to modify, and confirm in writing, the monthly applicable annual rate of each category of assets under management for each Billing Period of that year. If no such agreement is reached, the monthly applicable annual rate of each category of assets under management for the last Billing Period of the preceding year shall remain in force.

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                    5.2.3.2. The net value of each category of assets under
                             management at the end of the relevant month shall be calculated according to the following methods:

                      (1) For any bond listed on the stock exchange, the closing price (full price) on the stock exchange on the last trading day of the relevant month or, if there is no trading during such month, the closing price (full price) on the nearest trading day of such month, multiplied by the amount of the security;

                      (2) For any bond traded on the inter-bank bonds market, the fair price of such security on the last trading day of the relevant month multiplied by the amount of such security. The aforementioned fair price shall be determined in accordance with the following method:

                         (i) if there is a transaction price for such security during the relevant month, the fair price shall be the weighted average price of such security as announced by the inter-bank bonds market on the last trading day of the relevant month;

                         (ii) if there is no trade for such security during the relevant month, the fair price shall be the average price of the offering prices from the two-side bid for such security on the last trading day of the relevant month;

                         (iii) if there is neither a weighted average price nor
                               offering prices for such security during the relevant month, the fair price shall be the corresponding price of such security as quoted in the yield curve of the "alpha" system as of the end of such month;

                      (3) For any closed-end fund listed on a stock exchange, the closing price on the stock exchange on the last trading day of the relevant month or, if there is no trading during such month, the closing price on the latest trading day preceding such month, multiplied by the number of units of the closed-end fund;

                      (4) For any open-end fund, the net value of such fund as publicized on the last day of repurchasing in the

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                           relevant month multiplied by the number of units of
                           such fund.

                      (5) For any bank deposits, the principal of the deposit plus the interest payable as of the last day of the relevant month;

                      (6) For any security purchased under agreement to resell, the principal plus the interest payable as of the last day of the relevant month;

                      (7) For any repurchase arrangement, the amount of total assets minus the sum of the principal and interest payable as of the last day of the relevant month, with the deduction to be performed in the following order: security sold under agreement to repurchase and then current account deposits;

                      (8) For any unlisted bond or unlisted security investment fund, the cost of such security plus dividends or interest payable as of the last day of the relevant month;

                      (9) For any interest receivable on bonds or dividends on security investment funds, if the interest or the dividend has not been actually distributed, it shall be included in the net asset value of the relevant bond or security investment fund pursuant to Section
                           5.2.3.2 of the Agreement; and once such bond interest or dividend has been actually distributed, it shall be counted as cash.

                      (10) For any kind of financial instruments issued by the
                           central bank, the calculation method for bonds shall equally apply.

                    5.2.3.3. For any category of investment that is not
                             currently provided under section 5.2.3 of the Agreement but may be permitted by laws, regulations and the insurance regulatory authority and thus may become available from time to time in the future, Party A and Party B shall, through timely negotiations, and in accordance with the principles of fairness and reasonableness, determine the calculation methods for the applicable annual rate and net value. Where conditions for calculation of net asset value on a daily basis become

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                             available, the parties shall mutually discuss and
                             agree upon in writing a calculation method.

            5.2.4. When the effective date of this Agreement is not the first day of the relevant month, the monthly service fee for each category of the assets under management of the first Billing Period after the Agreement comes into effect shall be the net value of the assets under management at the end of the month, multiplied by the annual rate applicable to that month, divided by 12 and then divided by the total number of days of the relevant month and then multiplied by the number of days left in the relevant month after the effective date (including the effective date).

            5.2.5. When the Agreement is terminated under Article 12, and the date of termination is not the last day of the month, the monthly service fee for each category of assets under management shall be the net value of assets under management at the end of the relevant month, multiplied by the annual rate applicable to the relevant month, divided by 12 and then divided by the total number of days of the relevant month, and then multiplied by the number of days in the relevant month prior to the date of termination (including the effective date).

            5.2.6. Monthly additional fees for Investment Management Services comprise the service fees for additional term deposits and additional securities purchased in primary markets during the relevant month, in which:

                    5.2.6.1. Service fees for monthly additional term deposits shall be calculated by multiplying the net value of additional term deposits made during the relevant month by the rate set forth in Section 5.2.6.3.

                    5.2.6.2. Service fees for monthly securities purchased in primary markets shall be calculated by multiplying the net total value of securities purchased in primary markets during the relevant month by the rate set forth in Section 5.2.6.3.

                    5.2.6.3.  The applicable rate is:

                         (i) when the total amount of Entrusted Assets is equal to or below RMB 10 billion at the end of the relevant month:

                         Additional term deposits....................   0.01100%
                         Securities purchased in primary markets.....   0.02600%

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                         (ii)  when the total amount of Entrusted Assets is more
                               than RMB 10 billion but less than or equal to RMB 30 billion at the end of the relevant month:

                         Additional term deposits....................   0.01025%
                         Securities purchased in primary markets.....   0.02350%

                         (iii) when the total amount of Entrusted Assets is more
                               than RMB 30 billion but less than or equal to RMB 50 billion at the end of the relevant month:

                         Additional term deposits....................   0.00950%
                         Securities purchased in primary markets.....   0.02100%

                         (iv) when the total amount of Entrusted Assets is more than RMB 150 billion but less than or equal to RMB 100 billion at the end of the relevant month:

                         Additional term deposits....................   0.00875%
                         Securities purchased in primary markets.....   0.01850%

                         (v) when the total amount of Entrusted Assets is more than RMB 100 billion at the end of the relevant month:

                         Additional term deposits....................   0.00800%
                         Securities purchased in primary markets.....   0.01600%

     5.3.   Payment of Investment Management Services fees:

            5.3.1. Party B shall, within 7 business days following the end of each Billing Period, provide Party A with a report on the net asset value and Investment Management Services fees for such Billing Period, together with all relevant bills and particulars.

            5.3.2. Unless Party A produces, within 10 business days following receipt of the aforementioned report, bills and particulars, sufficient evidence showing that the amount of Investment Management Services Fees for such period are unreasonable, Party B has the right, upon written confirmation by Party A,to

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                    transfer from the cash portion of the Entrusted Assets the amount of the Investment Management Service Fees as stated in such report, bills and particulars directly to Party B's account within 15 business days after the end of each billing period. Party B shall deliver a written notice to Party A on the date such transfer is made. On the date such written notice is delivered to Party A from Party B, the funds so transferred shall no longer be a part of the Entrusted Assets.

     5.4.   Performance-based bonus and rebate:

            5.4.1. During the term of this Agreement, Party A shall not be obligated to pay Party B any performance-based bonus if the average investment rate of return for Entrusted Assets for a particular year, as stated in the Annual Report for that year, does not exceed the ceiling of the floating range of a benchmark agreed upon by both parties in accordance with section 5.4.6 for the purpose of determining any reward or penalties (the "Benchmark"). The ceiling of the floating range of the Benchmark equals to the sum of the Benchmark and 0.10% for any given year.

            5.4.2. During the term of this Agreement, Party B shall not be obligated to pay any performance-based penalty if the average investment rate of return of Entrusted Assets for a particular year, as stated in the Annual Report for that year, does not fall below the Benchmark by at least 0.10%, being the floor of the Benchmark range.

            5.4.3. During the term of this Agreement, if the average investment rate of return of Entrusted Assets for a particular year, as stated in the Annual Report for that year, exceeds the cap of the Benchmark range for that same year, Party A shall be obligated to pay Party B an appropriate performance-based bonus, the specific amount of which shall be determined by Party A and Party B through negotiations. Notwithstanding the foregoing provision, Party A and Party B agree that the amount of performance-based bonus shall be capped at 50% of the annual Investment Management Services fees for that particular year, which means that under no circumstances shall the amount of performance-based bonus agreed upon by both parties exceed 50% of the annual Investment Management Services Fees for such year.

            5.4.4. During the term of this Agreement, if the average investment rate of return of Entrusted Assets for a particular year, as stated in the Annual Report for that year, falls below the floor of the

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

                    Benchmark range for that same year, Party B shall be obligated to rebate an appropriate amount of its fees paid by Party A, the specific amount of which shall be determined by Party A and Party B through negotiations. Notwithstanding the foregoing provision, Party A and Party B agree that such rebate amount shall be capped at 25% of the annual Investment Management Service Fees, which means that under no circumstance shall the rebated amount agreed upon by both parties exceed 25% of the annual investment management service fees for such year.

            5.4.5. The annual Investment Management Service fees for the relevant year shall be the aggregate of the Investment Management Services Fees paid by Party A to Party B according to the calculation method set forth in Article 5.2 hereof for all of the Billing Periods of such relevant year.

            5.4.6. During the term of this Agreement, Party A and Party B shall determine, through negotiations, the Benchmark for a particular year within 5 business days after Party B submits to Party A the Annual Report for that year in accordance with Section 3.5.1. In determining the Benchmark, Party A and Party B may refer to the average investment rate of return of Chinese insurance industry for that year, as announced by the insurance regulatory authority of PRC, to the extent it is available.

     5.5.   Payment of performance-based bonus or rebate:

            5.5.1. During the term of this Agreement, Party A and Party B shall determine and confirm in writing, in addition to the Benchmark for a particular year pursuant to Section 5.4.6, the amount of the performance-based rebate or bonus pursuant to Section 5.4 of the Agreement.

            5.5.2. Within 10 business days following the date Party A and Party B determine and confirm in writing the amount of the performance-based bonus pursuant to Section 5.5.1, and upon written confirmation by Party A, Party B has the right to transfer from the cash portion of the Entrusted Assets, the amount of such performance-based bonus as determined above directly to Party B's account. Party B shall deliver a written notice to Party A on the date such transfer is made. On the date such written notice is delivered to Party A from Party B, the fund so transferred shall no longer be a part of the Entrusted Assets.

            5.5.3. Party B shall, within 10 business days following the date Party A and Party B determine and confirm in writing the amount of

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

                    the performance-based rebate pursuant to Section 5.5.1, remit the aforementioned rebated amount to an account designated by Party A in writing.

     5.6. Provided that this Agreement is renewed pursuant to Section 9.2, Party A and Party B may, before the renewed term commences, redefine the calculation method of the Investment Management Services Fees and the stipulations on performance-based bonuses and rebates during the renewal term in accordance with the principle of fair market dealings, and enter into written agreement pursuant to Section 21.3. If no such agreement is reached, the Investment Management Services Fees and performance-based bonuses and rebates during the renewal term shall be calculated based on the calculation method used before the renewal.

6.   Third Party Costs and Expenses

     6.1. Third Party Costs and Expenses shall mean the costs and expenses charged by a third party and incurred by Party B in performing the Investment Management Services pursuant to the Agreement, and approved or verified by Party A, except for the Investment Management Services Fees and performance-based bonus to be paid by Party A pursuant to Article 5 and the taxes and other expenses under section 7. Third Party Costs and Expenses shall include, but not be limited to, any expense arising from the engagement by Party B (in its own name or in the name of Party A), and approved or verified by Party A, of any outside auditors, actuaries, lawyers or other professionals for the purpose of the Agreement, and any transaction fees or bank expenses incurred in connection with the Agreement.

     6.2. Third Party Costs and Expenses shall be borne by Party A to the extent of the actual amounts incurred. Party B shall under no circumstances be obligated to pay Third Party Costs and Expenses with its own funds unless it volunteers to do so. Subject to different situations, the payments of Third Party Costs and Expenses may, in accordance with the written instructions of Party B, be made by Party A or withdrawn directly by the third party.

     6.3. Party A shall not be obligated to bear any costs and expenses relating to the Investment Management Services other than those stipulated in the Agreement.

7.   Taxes

     7.1. Business taxes and surcharges, if any, relating to the investment yields arising from the entrusted investment assets shall be calculated and borne by Party A, while Party B shall provide the details of the transactions. Income taxes, if any, relating to Entrusted Assets shall be

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

            borne by Party A and calculated by it alone in accordance with tax laws and regulations. Stamp duties relating to investment transactions shall be directly deducted by relevant authorities, and accounted for as deductions from investment yields.

     7.2. Party A shall bear all statutory tax obligations arising from its status as a tax obligor under relevant tax laws and regulations. Party A shall be responsible for any expenses arising from performing such duties.

     7.3. Party B shall give necessary reasonable assistance to Party A in performing the duties as provided in Section 7.1 and Section 7.2.

     7.4. Party B shall bear all statutory tax obligations arising from its status as a tax obligor under relevant tax laws and regulations.

8.   Representations, Warranties and Commitments

     8.1. Each Party to this Agreement makes the following representations, warranties and commitments to the other Party:

            8.1.1. It has full rights and authorization, including but not limited to approvals, consents or licenses from relevant governmental departments, as well as the internal authorizations of the company, to enter into this Agreement;

            8.1.2. This Agreement shall become binding and enforceable upon it after it comes into effect by the means stipulated in the Agreement; and

            8.1.3. No terms of the Agreement are in violation of its bylaws or PRC laws and regulations.

     8.2. Party A makes the following additional representations, warranties and commitments to Party B:

            8.2.1. The Entrusted Assets are legally obtained and can be legally invested according to laws, regulations and relevant requirements of the insurance regulatory authorities and other regulatory authorities;

            8.2.2. The Investment Guidelines and Fund Transfer Instructions to be submitted to Party B in accordance with the Agreement comply with laws, regulations and provisions and with the requirements of the insurance regulatory authorities and other authorities; and

            8.2.3. It shall bear any losses in regard to the Entrusted Assets or other funds of Party A arising from the credit risks, including

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

                    but not limited to liquidation risk, of the relevant banks where it opens any account, including Special Accounts and the Settlement Account.

     8.3. Party B makes the following additional representations, warranties and commitments that during the term of this Agreement, it will not:

            8.3.1. misappropriate or seize the Entrusted Assets or the investment yields; or

            8.3.2. conduct investment services in violation of the Investment Guidelines or the scope regarding the use of insurance funds as permitted by laws, regulations and the insurance regulatory authority.

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

9.   Term

     9.1.   The term of the Agreement shall end on December 31, 2005.

     9.2. Both parties hereby agree that unless either party gives a written notice to the other party of its intent not to renew the Agreement at least 90 days prior to the expiration of the current term of the Agreement or the renewal term, the Agreement shall be automatically renewed for successive three-year terms, provided that such renewal does not violate the listing rules where Party B is listed.

10.  Indemnification

     10.1. Party A shall indemnify and hold harmless Party B, its affiliates, their directors, management, employees, agents and representatives (collectively "Indemnified Parties") from and against any claims, litigation losses, judgment, damages, penalties or expenses (collectively "Losses") and /or liabilities arising out of or in connection with the performance of any duty by the Indemnified Parties hereunder, other than Losses and/or liabilities that are caused by the fault of the Indemnified Parties, as determined by a final judicial judgment.

     10.2. Notwithstanding other provisions of the Agreement, the Indemnified Parties shall not be responsible for any Losses incurred by Party A or any third party as result of the acts or failures to act or any errors of judgment in performing their obligations under the Agreement, unless the losses are caused by the fault of Party B.

     10.3. This indemnification clause shall remain in effect regardless of the manner in which the Agreement is terminated.

11.  Liabilities for Breach of the Agreement

     11.1. If Party A fails to pay Party B when it becomes due under the Agreement, any Investment Management Services fee, performance-based bonus or Third Party Cost and Expense incurred by Party B while engaging a third party in Party B's own name in accordance with
            Section 6.1, Party A shall pay to Party B a sum equal to 0.05% of such amount due for each day that such amount is outstanding until it is paid in full.

     11.2. Without prejudice to the validity and enforceability of the above sections, if the Entrusted Assets are not sufficient to cover the Investment Management Services fees, performance-based bonus and Third Party Costs and Expenses, Party B is entitled to give Party A a notice in writing to terminate this Agreement. This Agreement shall be

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

            terminated on the thirtieth day following the receipt of such written notice by Party A, unless otherwise waived by Party B.

     11.3. Party A's violation of its representations, warranties or undertakings, or of any term of the Agreement, unless caused by events described in Section 13, shall constitute Party A's breach of the Agreement. Party A shall compensate Party B for losses sustained by Party B as a result of such breach. Party B is entitled to give Party A written notice to terminate this Agreement in the case of substantial losses caused by Party A's breach. The Agreement shall be terminated on the thirtieth day following the receipt of such written notice by Party A, unless otherwise waived by Party B.

     11.4. Party B's violation of its representations, warranties or undertakings, or of any other term of the Agreement, or of the written requirements and written instructions made by Party A pursuant to the Agreement, shall constitute Party B's breach of the Agreement pursuant to Section 10.2 of the Agreement, unless caused by events described in Section 13. Party B shall compensate Party A for losses sustained by Party A as a result of such breach pursuant to Section 10.2 of the Agreement to the extent of the total amount of the Investment Management Services fees and performance-based bonus collected by Party B under the Agreement as of the day when Party B's default is established. Party A is entitled to give Party B a written notice to terminate this Agreement in the case of substantial losses caused by Party B's breach. The Agreement shall be terminated on the thirtieth day following the receipt of such written notice by Party B, unless otherwise waived by Party A.

12.  Termination

     The Agreement shall be terminated upon occurrence of any of the following events:

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

     12.1. The term of the Agreement expires or a renewal term expires without further renewal;

     12.2.  Party B terminates the Agreement according to Section 11.2 or
            Section 11.3, and such termination comes into effect;

     12.3. Party A terminates the Agreement according to Section 11.4 and such termination comes into effect; or

     12.4. Any party becomes insolvent or becomes subject to bankruptcy, liquidation, compulsory dissolution or receivership.

13.  Force Majeure

     13.1. If either party fails to perform in whole or in part its duties under this Agreement due to an event of force majeure, the performance of such duties shall be suspended during the period of such event of force majeure.

     13.2. A party that claims that it has been affected by an event of force majeure shall notify the other party of such event of force majeure in writing in the shortest period possible, and shall provide appropriate evidence of the existence and period of the event of force majeure to the other party within fifteen (15) days after its occurrence. A party that claims that the performance of this Agreement is objectively impossible and impractical due to such event of force majeure shall take any reasonable measures to lessen the losses caused by such event of force majeure.

     13.3. When the event of force majeure occurs, the parties shall consult with each other regarding the performance of this Agreement. Once the event of force majeure or its effects ceases, both parties shall immediately resume the performance of their respective obligations herein.

     13.4. An event of force majeure refers to any circumstances that cannot be reasonably controlled, predicted, avoided or overcome, and occurs after the execution of this Agreement, which make the performance of this Agreement in whole or in part impossible or impracticable as a matter of fact, including but not limited to any situation where performance is impossible without unreasonable expenditure. Such circumstances include but are not limited to floods, fires, droughts, typhoons, earthquakes, and other acts of God, traffic accidents, strikes, riots, turmoil and wars (declared or not) and any act or omission of a governmental authority.

14.  Confidentiality

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

     In the absence of the advance written consent by the other party, neither party may provide or disclose to other companies, enterprises, institutes or persons any materials or information relating to the business of the other party unless the laws or relevant regulatory authorities otherwise provide, or unless such disclosure is necessary to satisfy the legal requirements in regard to information disclosure by listed companies.

15.  Assignment

     Unless otherwise provided by the Agreement, without the written consent of the other party, a party may assign any of its rights or obligations under the Agreement.

16.  Non-waiver

     Unless otherwise provided by law, no failure to exercise and no delay in exercising any right, power, or privilege hereunder shall constitute a waiver of such right, power or privilege; nor shall any single or partial exercise of any right, power, or privilege preclude the exercise of any other rights, powers or privileges.

17.  Notices

     All notices relating to the Agreement shall be in writing and shall be delivered by overnight courier, fax or mail. Notices delivered by overnight courier shall take effect upon delivery. Notices sent by fax shall take effect upon successful transmission, provided that a fax confirmation report produced by the fax machine showing the successful transmission of the notice is provided by the sending party. Notices sent by mail shall take effect on the third (3/rd/) day after having been posted (if the last day is a Sunday, or statutory holiday, such day shall be the next working day).

     The addresses of the parties for the delivery of notices are as follows:

     China Life Insurance (Group)       China Life Asset Management
     Company                            Company Limited

     Address: No.5 Guan Ying Yuan Xi    Address: 9/F Block A, Tongtai Building,
     Qu, Xicheng District, Beijing      No. 33 Financial Street,
                                        Xicheng District, Beijing

     Telephone: 010-6611 4433           Telephone: 010-88088866

     Fax: 010-6611 1567                 Fax: 010-88087798

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

18.  Performance

     18.1. After Party B has listed on the Hong Kong Stock Exchange (the "HKSE"), the transactions under this Agreement shall constitute connected transactions as described by the Listing Rules. According to the Listing Rules, such transactions shall be conducted only after obtaining an exemption from the HKSE or upon the approval by independent shareholders, or on the condition of conforming with any other provisions concerning connected transactions in the Listing Rules. Therefore, the performance of this Agreement related to such connected transactions shall be subject to the obtaining of the approval of the HKSE or conformance with any other stipulations concerning connected transactions in the Listing Rules. Both Party A and Party B agree to observe the relevant stipulations of the Listing Rules.

     18.2. If the exemption from the HKSE contains additional conditions, this Agreement shall be performed in accordance with such additional conditions. Both Party A and Party B agree to strictly observe such conditions.

19.  Further Actions

     Both parties shall take such further actions and measures as to fully and effectively enforce this Agreement, including but not limited to determining the implementation plan or detailed measures based on the principles provided herein and on the condition of not violating the provisions agreed upon herein.

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

20.  Governing Law and Dispute Resolution

     20.1. This agreement shall be governed by, and interpreted and construed in accordance with the laws of PRC.

     20.2. Any disputes arising from and related to this Agreement shall be settled by both parties through friendly negotiations. If a dispute cannot be resolved through friendly negotiations within ninety (90) days, either party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with arbitration rules then in effect. The arbitration award shall be final and binding on both parties.

21.  Effectiveness, Copies and Modifications

     21.1. This Agreement shall come into effect when it is signed and sealed by the authorized representatives of both parties on November 30, 2003.

     21.2. This Agreement is executed in four (4) originals, with two for each party. Each of these four originals has the same legal effect.

     21.3. The modification of this Agreement can only be made pursuant to a written agreement duly executed by the authorized representatives of both parties and upon the approval of both parties after the appropriate actions of their legal representatives. If such modification constitutes a material and significant change to this Agreement, it shall become effective only upon the notification of and procurement of approval from the HKSE, subject to the relevant provisions of the Listing Rules of the HKSE as in effect from time to time and the requirements of HKSE, and/or a general shareholders' meeting of Party B, if applicable.

Party A:                                Party B:


China Life Insurance (Group) Company    China Life Asset Management Company
                                        Limited


                (Seal)                                (Seal)


Legal Representative/                   Legal Representative/
Authorized Representative (Signature)   Authorized Representative (Signature)

                                       27